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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-88918, 333-65912, 333-76633, 333-76635, 333-75763, 33-56693, 33-69840, and
33-31556 on Form S-8 of our report dated March 14, 2005, relating to the financial statements and financial statement schedule of Smith International, Inc. and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Smith International, Inc. for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Houston, Texas
March 14, 2005